REGIS CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
(Nonemployee Director)

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of ___________ __, 20__ (the “Grant Date”), is between Regis Corporation, a Minnesota corporation (the “Company”), and ___________, a nonemployee director of the Company (the “Director”).

WHEREAS, the Company desires to compensate the Director for service on the Board by granting the Director an award of Restricted Stock Units which afford the Director an opportunity to receive shares of the Company's Common Stock under the Regis Corporation Amended and Restated 2018 Long Term Incentive Plan (as may be amended from time to time, the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate for the grant of the Restricted Stock Units hereunder (the “Award”).

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.Definitions.

Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

2.Grant of Restricted Stock Units, Term and Vesting.

(a)Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Director _____________ (______) Restricted Stock Units (the “RSUs”). The RSUs will be credited to an account in the Director’s name maintained by the Company. This account shall be unfunded and maintained for book-keeping purposes only, with each RSU representing an unfunded and unsecured promise by the Company to issue to the Director one share of Common Stock in settlement of a vested RSU.

(b)Subject to Section 3, the RSUs shall vest 100% on the earlier of (i) the first anniversary of the Grant Date and (ii) the next annual shareholder meeting following the Grant Date, provided the Director has not had a Separation from Service prior to such vesting date (the “Vesting Date”).

3.Separation From Service Prior to Vesting.

(a)Unless vesting is otherwise accelerated in accordance with the terms of this Agreement or the Plan, if the Director incurs a Separation from Service (i) by the Company for
DMS_US.367830824.5
DMS_US.367830824.7

any reason or no reason (other than due to death or Disability) or (ii) by the Director for any reason or no reason, in each case, on or before the Vesting Date, a prorated portion of the RSUs shall become vested determined by multiplying the number of RSUs set forth in Section 2(a) by (A) the number of full months as of the date of the Director’s Separation from Service that have elapsed since the date of the annual shareholder meeting immediately preceding the Grant Date, divided by (B) 12.

(b)Notwithstanding Section 3(a) or anything in this Agreement or the Plan to the contrary, (i) upon a Change in Control or (ii) upon the Director’s Separation from Service due to death or Disability, any unvested RSUs will automatically become fully vested. The terms “Disability” and “Change in Control” shall have the meanings set out in the Plan. Notwithstanding Section 4, for purposes of settlement of any RSUs that vest as a result of the application of this Section 3(b), the Company shall settle each vested RSU, as soon as practicable, but in no event later than sixty (60) days after the first to occur of (A) the Director’s “disability” under Section 409A of the Code, (B) a Change in Control that constitutes a “change in the ownership or effective control of the corporation, or a change in the ownership of a substantial portion of the assets of the corporation” under Section 409A of the Code, as applicable, (C) the Director’s Separation from Service, and (D) the Director’s death.

4.Settlement of RSUs.

(a)Upon the Director’s Separation from Service (or earlier as provided in Section 3(b)), the Company shall, as soon as practicable, but in no event later than sixty (60) days following the date of the Separation from Service (the “Settlement Date”), cause to be issued and delivered to the Director one share of Common Stock in payment and settlement of each vested RSU or an amount in cash equal to the product obtained by multiplying the Fair Market Value of a share of Common Stock on the Settlement Date by the number of vested RSUs. Delivery of the shares of Common Stock, if applicable, shall be effected by the delivery of a stock certificate evidencing the shares, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to the Director, or by the electronic delivery of the shares to a brokerage account designated by the Director, and shall be subject to compliance with all applicable legal requirements, including compliance with the requirements of applicable federal and state securities laws, and shall be in complete satisfaction and settlement of such vested RSUs. Upon settlement of the RSUs, the Director will obtain, with respect to the shares of Common Stock received in such settlement, if applicable, full voting and other rights as a shareholder of the Company.

(b)If the Director is a “specified employee” of the Company, as defined in Treas. Reg. §1.409A-1(i), at the Director’s Separation from Service, the Settlement Date shall be delayed until the first day of the seventh month following the Director’s Separation from Service, to the extent such delay is required under Section 409A of the Code or the regulations thereunder.

5.Shareholder Rights.
DMS_US.367830824.5
DMS_US.367830824.7

The RSUs subject to this Award do not entitle the Director to any rights of a holder of the Company’s Common Stock. The Director will not have any of the rights of a shareholder of the Company in connection with the grant of the RSUs unless and until shares of Common Stock, if applicable, are issued to the Director in settlement of the RSUs as provided in Section 3(b) and Section 4(a).

6.Dividend Equivalents.

If a dividend is declared and paid by the Company with respect to its Common Stock prior to the Settlement Date, the Director will be credited as of the applicable dividend payment date with an additional number of RSUs (the “Dividend RSUs”) equal to (i) the total dividend the Director would have received if the number of RSUs credited to the Director under this Agreement as of the related dividend payment record date (including any previously credited Dividend RSUs) had been actual shares of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock as of the applicable dividend payment date (with the quotient rounded down to the nearest whole number)). Once credited to the Director’s account, Dividend RSUs will be considered RSUs for all purposes of this Agreement. For purposes of clarity, if any of the RSUs are forfeited by the Director pursuant to the terms of this Agreement, then the Director shall also forfeit the Dividend RSUs, if any, accrued with respect to such forfeited RSUs.

7.Restrictions on Transferability.

Until the Settlement Date, the RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated at any time. Any attempt to do so contrary to the provisions hereof shall be null and void.

8.Administration.

The Plan and this Award of RSUs are administered by the Committee, in accordance with the terms and conditions of the Plan. Actions and decisions made by the Committee in accordance with this authority shall be effectuated by the Company.

9.Plan and Agreement.

The Director hereby acknowledges receipt of a copy of the Plan. The grant of RSUs is made pursuant to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended or restated from time to time, and of this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Director. The Company shall, upon written request therefore, send a copy of the Plan, in its then current form, to the Director or any other person or entity then entitled to receive the shares of Common Stock to be issued in settlement of the RSUs.
DMS_US.367830824.5
DMS_US.367830824.7

10.No Employment Rights.

No provision of this Agreement nor the Award evidenced hereby shall give the Director any right to, or to continue in, service on the Board. In addition, no provision of this Agreement shall give the Director any right to, or to the extent the Director becomes an employee of the Company following the Grant Date, to continue in, the employ of the Company, any Affiliate or any other entity, or create any inference as to the length of employment of the Director, or affect the right of the Company (or any Affiliate or any other entity) to terminate the employment of the Director (with or without Cause), or give the Director any right to participate in any employee welfare or benefit plan or other program of the Company, any Affiliate or any other entity.

11.Requirements of Law and No Disclosure Rights.

The Company shall not be required to issue any shares of Common Stock in settlement of RSUs granted under this Agreement if the issuance of such shares shall constitute a violation of any provision of any applicable law or regulation of any governmental authority. The Company shall have no duty or obligation beyond those imposed by applicable securities laws generally to affirmatively disclose to the Director or a Representative, and the Director or Representative shall have no right to be advised of, any material non-public information regarding the Company or an Affiliate at any time prior to, upon or in connection with the issuance of the shares of Common Stock in settlement of the RSUs granted under this Agreement.

12.Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, without giving effect to the choice of law principles thereof, unless applicable law prohibits this choice of law provision.

13.Entire Agreement.

This Agreement and the Plan constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

14.Amendment.

Any amendment to this Agreement shall be in writing and signed on behalf of the Company, and shall comply with the terms and conditions of the Plan.

15.Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and
DMS_US.367830824.5
DMS_US.367830824.7

until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

16.Counterparts.

This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

17.Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.Severability.

If for any reason any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted, and all other provisions shall remain in full force and effect.

19.Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company, and upon the heirs, legal representatives and successors of the Director.

20.Code Section 409A.

The Plan, this Agreement and Awards are intended to comply with the applicable requirements of Code Section 409A and shall be limited, construed, and interpreted in accordance with such intent. The Director shall not have the right to designate the timing of settlement of the RSUs. If the settlement period spans two different calendar years, settlement shall occur during the later calendar year.

DMS_US.367830824.5
DMS_US.367830824.7

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, effective for all purposes provided above, all as of the day and year first above written.

REGIS CORPORATION
By:__________________________________ Name:________________________________ Title:_________________________________

DIRECTOR

[Name]

DMS_US.367830824.5
DMS_US.367830824.7